Exhibit 5.1
Citigroup Center
153 East 53rd Street
New York, New York 10022-4611

www.kirkland.com
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212-446-4800		(212) 446-4900
March 27, 2009
Clearwire Corporation
4400 Carillon Point
Kirkland, Washington 98033
Ladies and Gentlemen:
     We are acting as counsel to Clearwire Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1, originally filed with the Securities and Exchange Commission (the “Commission”) on March 27, 2009, under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”), relating to the proposed registration by the Company of up to 15,767,274 shares of Class A common stock, par value $0.0001 per share, of the Company (the “Common Stock”) for resale by certain selling stockholders (the “Selling Stockholders”). The 15,767,274 shares of Common Stock are issuable upon the exercise of those certain warrants to purchase Common Stock, numbered SPW-1 and SPW-2, each dated as of November 28, 2008 (the “Warrants”) held by the Selling Stockholders, pursuant to the terms of the Warrants. Such shares of the Common Stock when issued are referred to herein as the “Shares” and the issuance of the Shares is referred to herein as the “Issuance.”
     In connection therewith, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the Company’s Restated Certificate of Incorporation, in the form filed as Exhibit 3.1 to the Registration Statement; (ii) the Company’s By-Laws, in the form filed as Exhibit 3.2 to the Registration Statement; (iii) resolutions of the board of directors of the Company with respect to the Issuance; (iv) the Warrants and (v) the Registration Statement.
     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinion

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expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others as to factual matters.
     Based upon and subject to the foregoing qualification, assumptions and limitations, the further limitations set forth below, we are of the opinion that, when (i) the Registration Statement becomes effective under the Act and provided that such effectiveness shall not have been terminated; (ii) the certificates evidencing the Shares have been duly executed and authenticated and duly delivered to the Selling Stockholders against payment of the agreed consideration therefore all as provided in, and in accordance with, the Warrants; and (iii) the appropriate certificates representing the Shares are duly countersigned and registered by the Company’s transfer agent, the Shares will be duly authorized and validly issued, fully paid and non-assessable.
     Our opinion expressed above is subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware.
     We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.
     We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the Issuance.
     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.
     This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Sincerely,

/s/ Kirkland & Ellis LLP

Kirkland & Ellis LLP

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